                                                                EXHIBIT 10.3


                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                  This Amended and Restated Shareholders Agreement (this "Agreement"), dated as of April 21, 1997, by and between Allied Waste Industries, Inc., a Delaware corporation (the "Company"), on the one hand, and Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCP"), Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership (collectively, "Shareholders"), on the other hand, amending and restating in its entirety the Shareholders Agreement dated as of April 14, 1997 (the "Original Agreement"), by and between the Company, on the one hand, and the Shareholders, on the other hand.

                  WHEREAS, simultaneously with the execution of the Original Shareholders Agreement, Shareholders entered into an agreement (the "TPG Group Purchase Agreement") to purchase an aggregate of 11,776,765 shares (the "TPG Group Block") of the Company's common stock, par value $.01 per share (the "Common Stock"), from TPG Partners, L.P., a Delaware limited partnership, and TPG Parallel I, L.P., a Delaware limited partnership (collectively, "TPG Group");

                  WHEREAS, concurrently with the acquisition of the TPG Group Block by Shareholders pursuant to the TPG Group Purchase Agreement, TPG Group intends to assign to Shareholders its registration rights with respect to the TPG Group Block under Article IV of the Securities Purchase Agreement dated as of October 27, 1994, as amended, by and between TPG Group and the Company;
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                  WHEREAS, under the Original Stockholders Agreement, the
Company granted to Shareholders, effective upon the closing of the acquisition of the TPG Group Block pursuant to the TPG Group Purchase Agreement, the right as a group to appoint certain designees for election to the Board of Directors of the Company and agreed to certain restrictions on the acquisition and disposition of Common Stock and the conduct of Shareholders with respect to the Company;

                  WHEREAS, simultaneously with the execution of this Agreement, Shareholders are entering into (i) a Securities Purchase Agreement (the "Laidlaw Purchase Agreement") with Laidlaw, Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation, and the Company, pursuant to which, among other things, the Shareholders have agreed to purchase an aggregate of 14,600,000 shares of Common Stock (the "Laidlaw Block" and together with the TPG Group Block, the "Shares") from Laidlaw and (ii) a Registration Rights Agreement (the "Registration Rights Agreement") with respect to the Shares granting certain registration rights and superseding all other registration rights with respect to the Shares;

                  WHEREAS, in recognition of Shareholders' significant change in ownership in the Company, upon the closing of the purchase of the Laidlaw Block pursuant to the Laidlaw Purchase Agreement, the parties desire to amend and restate the Original Shareholders Agreement in its entirety (except as may be otherwise set forth herein) as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Registration Rights Agreement and intending to be legally bound hereby, the parties agree as follows, effective upon the


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closing of the purchase of the Laidlaw Block pursuant to the Laidlaw Purchase
Agreement:

                                    ARTICLE 1

                   Definitions; Representations and Warranties

                  SECTION 1.1 Definitions. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Actual Voting Power" shall mean the total voting power of all the then outstanding securities of the Company at the time then entitled to vote for the general election of directors, without giving effect to securities issuable upon exercise or conversion of such outstanding securities.

                  "Affiliate" of a Person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date of this Agreement, but shall not include (i) any investment fund in which a Person has invested if the Person does not otherwise control the investment fund or have, directly or indirectly, voting or dispositive power over any securities owned by such fund or (ii) any investor or limited partner of any Person who does not otherwise have voting or dispositive power over securities owned by that Person and is not controlled by that Person. It is expressly intended that any Person who now or hereafter controls, directly or indirectly, any Shareholder shall be subject to the restrictions of Section 2.1 as if it were a Shareholder.

                  "Beneficial ownership" by a Person of any Voting Securities shall be determined in accordance with the term "beneficial ownership" as defined in Rule 13d-3


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under the Exchange Act as in effect on the date of this Agreement and, in addition, "beneficial ownership" shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Shareholder shall be deemed to beneficially own any Voting Securities beneficially owned by its Affiliates or any Group of which such Shareholder or any such Affiliate is a member.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "First Closing Date" shall mean the date of the closing of the purchase of the TPG Group Block by Shareholders pursuant to the TPG Group Purchase Agreement.

                  "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

                  "Laws" shall mean all applicable foreign, federal, state and local laws, statutes, rules, regulations, codes and ordinances.

                  "Person" shall mean any individual, Group, corporation, general or limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.



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                  "Reorganization Transaction" means: (i) any merger,
consolidation, recapitalization, liquidation or other business combination transaction involving the Company; (ii) any tender offer or exchange offer for any securities of the Company; or (iii) any sale or other disposition of assets of the Company or any of its Subsidiaries in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 10% or more of the assets or Voting Securities (as applicable) of the Company.

                  "Second Closing Date" shall mean the date of the closing of the purchase of the Laidlaw Block by Shareholders pursuant to the Laidlaw Purchase Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Shareholder Designee" shall mean a person designated for election to the Board of Directors by Shareholders as provided in Section 3.1.

                  "Total Voting Power" shall mean the total combined Voting Power, on a fully diluted basis, of all the Voting Securities then outstanding.

                  "Voting Power" shall mean the voting power in the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security would be entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of (i) the number of votes to which such



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Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled. Notwithstanding anything else to the contrary contained in this Agreement, there shall not be included in calculating Voting Power any votes which a Person shall have upon the non-payment of dividends on preferred shares in accordance with the terms of such preferred shares.

                  "Voting Securities" shall mean (x) any securities entitled, or which may be entitled, to vote generally in the election of directors of the Company, (y) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (z) any direct or indirect rights or options to acquire any such securities; provided that unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any shareholder rights plan (including that described in Section 3.5) shall be deemed not to be "Voting Securities" (or to have Voting Power).

                  In addition, the following terms have the definitions specified in the Sections noted:

          Term                                          Section
          ----                                          -------

          Actual Voting Power Threshold                 3.1(b)

          Agreement                                     recitals

          Beneficial Ownership Threshold                3.1(b)

          Common Stock                                  recitals

          Company                                       recitals

          Disposition                                   4.1

          Laidlaw                                       recitals


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          Laidlaw Purchase Agreement                    recitals

          Laidlaw Block                                 recitals

          Registration Rights Agreement                 recitals

          Related Transferee                            4.1(f)

          Rule 144 Sale                                 4.1(c)

          Shareholders                                  recitals

          Shareholder Designee Period                   3.1(b)

          Shares                                        recitals

          Standstill Period                             2.1

          TPG Group Block                               recitals

          TPG Group Purchase Agreement                  recitals

                  SECTION 1.2. Representations and Warranties of the Company. The Company represents and warrants to Shareholders as follows:

                  (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                  (b) The execution, delivery and performance of this Agreement by the Company does not and will not (i) contravene or conflict with or constitute a default


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under the Company's Certificate of Incorporation or Bylaws, (ii) contravene or conflict with or constitute a default under any agreement to which the Company is a party or is bound, or result in a breach of or default under any instrument or agreement to which the Company is a party or is bound, which violation, breach or default would have a material adverse effect on the Company's business taken as a whole or would adversely affect the consummation of the transactions contemplated by this Agreement or the Laidlaw Purchase Agreement, (iii) violate any judgment, order, injunction, decree or award against or binding upon the Company as of the date of this Agreement, the violation of which, individually or in the aggregate, would have a material adverse effect on the Company's business taken as a whole or would adversely affect the consummation of the transactions contemplated by this Agreement or the Laidlaw Purchase Agreement,
(iv) violate any Law relating to the Company, the violation of which, individually or in the aggregate, would have a material adverse effect on the Company's business taken as a whole or would adversely affect the consummation of the transactions contemplated by this Agreement or the Laidlaw Purchase Agreement or (v) constitute a "change of control," or result in the acceleration of rights, under any material debt instrument to which the Company is a party.

                  (c) Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange Act, the Company is not required to make any filing or registration with, or obtain any permit, authorization, consent or approval of, any governmental entity or any other Person in connection with this Agreement, the Laidlaw Purchase Agreement, or any of the transactions contemplated hereby and thereby.



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                  (d) As of the date of this Agreement, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company that relates to this Agreement, the TPG Group Purchase Agreement, the Laidlaw Purchase Agreement, or any of the transactions contemplated hereby or thereby.

                  (e) As of the date hereof, the Company would be entitled to make at least $1.00 in additional borrowings under the Credit Agreement (the "Credit Agreement") among the Company, Allied Waste North America, Inc. and the various lenders represented by Goldman Sachs Credit Partners, L.P., Credit Suisse and Citibank, N.A., and the consummation of the transactions contemplated by the Laidlaw Purchase Agreement and this Agreement will not, by themselves, limit the Company's ability to borrow under the Credit Agreement.

                  (f) All documents which have been filed by the Company with the Commission under the Exchange Act, at the time they were filed with the Commission, conformed in all material respects with the requirements of Exchange Act, and the rules and regulations of the Commission thereunder, and, as of the date thereof and taken as a whole as of the date hereof do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) The Board of Directors of the Company has approved the transfer of the Laidlaw Block to the Shareholders pursuant to the Laidlaw Purchase Agreement, subject to the execution and delivery by the Shareholders of this Agreement.



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                  SECTION 1.3. Representations and Warranties of Shareholder.
Each Shareholder severally, but not jointly, represents and warrants to the Company as follows:

                  (a) The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement are within its powers and have been duly authorized by all necessary action on its part. This Agreement constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, and insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                  (b) The execution, delivery and performance of this Agreement by such Shareholder does not and will not contravene or conflict with or constitute a default under such Shareholder's partnership agreement or similar governing documents.

                  (c) As of the date of this Agreement, such Shareholder does not beneficially own any Voting Securities except (i) any Voting Securities beneficially owned on the date hereof in compliance with the Original Shareholders Agreement and (ii) to the extent such shares may be deemed to be beneficially owned, the shares of Common Stock which are subject to the Laidlaw Purchase Agreement or the TPG Group Purchase Agreement.

                  (d) A condition to the consummation of the purchase of the Laidlaw Block by the Shareholders pursuant to the Laidlaw Purchase Agreement is that the persons designated to the Board of Directors by Laidlaw shall have resigned, and the



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Shareholders agree not to waive this condition without the prior written consent of the Company.

                                    ARTICLE 2

                                   Standstill

                  SECTION 2.1. Standstill. Until the earliest to occur of (A) the sixth anniversary of the Second Closing Date, (B) the date on which Shareholders own, collectively, Voting Securities which would represent (i) less than 10% of the Total Voting Power and (ii) less than 10% of the Actual Voting Power and (C) termination under Section 2.2 (such period, the "Standstill Period"), each Shareholder will not, and will cause each of its Affiliates not to, directly or indirectly:

                           (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities or voting rights or direct or indirect rights or options to acquire any Voting Securities of the Company or any of its Affiliates other than (A) the exercise of convertible securities acquired in compliance with the terms of this Agreement, or an acquisition as a result of a stock split, stock dividend or similar recapitalization, (B) the acquisition of shares of Common Stock which are subject to the Laidlaw Purchase Agreement, (C) with the prior written consent of the two most senior executive officers of the Company, acquisitions by all Shareholders of up to a collective aggregate amount of 3,000,000 shares (as such number may be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends or any other recapitalization of the Company) of Common Stock, (D) stock options or similar rights granted by the Company to an Affiliate of such Shareholder as compensation for performance as


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         a director or officer of the Company or its subsidiaries (and any shares issuable upon exercise thereof), (E) transfers between such Shareholder and Related Transferees as permitted under Section 4.1(f) or (F) any rights which are granted to all shareholders of the Company (and any shares issuable upon exercise thereof); provided, however, that if the Shareholders or any of their Affiliates in good faith inadvertently acquire not more than 500,000 shares of Common Stock in violation of these provisions and within 15 days after the first date on which the Shareholders have actual knowledge (including by way of written notice given by the Company) that a violation has occurred Shareholders or any of their Affiliates shall have transferred any shares of Common Stock held in violation of these provisions to unrelated third parties so that the Shareholders and their Affiliates no longer beneficially own any such shares or have any agreement or understanding relating to such shares, this Section 2.1 shall be deemed to not have been violated; and provided, further, that no violation of this provision shall be deemed to have occurred by reason of the indirect acquisition of beneficial ownership of securities resulting from (x) investments in investment funds as to which no Shareholder or Affiliate thereof has control or power to control with respect to voting or investment decisions or (y) acquisitions of securities by a limited partner in any Shareholder or Affiliates thereof as to which limited partner no Shareholder or its Affiliates has control or power to control;

                           (ii) make or cause to be made any proposal for a Reorganization Transaction;

                           (iii) form, join or in any way participate in a Group with respect to any securities of the Company or its Affiliates, other than with other Shareholders


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         or Affiliates of any Shareholder; provided, however, that in the case of securities other than voting securities, Shareholders may participate in a Group with respect thereto with the prior approval of a majority of the entire Board of Directors (which approval is requested in a manner which does not require disclosure publicly or to any third party);

                           (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to the Company or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of the Company or its Affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or its Affiliates (other than non-public communications with other Shareholders or Affiliates of any Shareholder which would not require public disclosure by any Person);

                           (v) initiate, propose or, except with the prior approval of a majority of the entire Board of Directors (which approval is requested in a manner which does not require disclosure publicly or to any third parties) otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal or seek election to or seek to place a representative on the Board of Directors of the Company (except pursuant to Section 3.1 of this Agreement) or its Affiliates or seek the removal of any member of the Board of Directors of the Company or its Affiliates (for this purpose, the actions of the Shareholder Designees in communicating (without public disclosure


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         or disclosure to third parties) with the Board of Directors in their capacity as directors of the Company, and non-public communication by a Shareholder with other Shareholders or Affiliates of any Shareholder which would not require public disclosure by any Person, shall not be deemed to be in contravention of the paragraph (v));

                           (vi) in any manner, agree, attempt, seek or propose (other than making any request for permission with respect thereto which would not require disclosure publicly or to any third party) to deposit any securities of the Company or its Affiliates in any voting trust or similar arrangement or to subject any securities of the Company or its Affiliates to any other voting or proxy agreement, arrangement or understanding (other than any such agreements or understandings with other Shareholders or Affiliates of any Shareholder);

                           (vii) offer, sell or transfer any Common Stock or rights to receive Common Stock except for Dispositions in accordance with Article 4;

                           (viii) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement other than making any request for permission which would not require disclosure publicly or to any third party), or induce any other Person to take any action, inconsistent with the foregoing;

                           (ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

                           (x) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing;


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                           (xi) otherwise act in concert with others, to seek to
         control or influence the management, Board of Directors or policies of the Company or its Affiliates (for this purpose, the actions of the Shareholder Designees in their capacity as directors of the Company shall not be deemed to be in contravention of this paragraph (xi)); or

                           (xii) request a waiver of any of the provisions of any of paragraphs (i) through (xii) of this Section 2.1 (except any request which would not require disclosure publicly or to any third party);

provided, that this Section 2.1 shall not restrict or inhibit the rights of a Shareholder to exercise its voting rights as a stockholder of the Company (subject to Section 3.2).

                  SECTION 2.2. Early Termination of Standstill. The obligations of Shareholders under Section 2.1 shall terminate early upon the occurrence of any of the following events:

                  (a) At least $10,000,000 in indebtedness for monies borrowed by the Company or its subsidiaries shall have been accelerated and payment therefor shall not have been made within 20 days after such acceleration, and the Company shall not in good faith be contesting whether such amount is owed.

                  (b) A final judgment or judgments (not subject to appeal) for the payment of money shall have been entered against the Company or its subsidiaries in an aggregate amount in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or indemnification) by a court or courts of competent jurisdiction, which judgments remain unsatisfied, undischarged, unstayed or unbonded for a period of 45 days after the entry of such judgment or judgments.



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                  (c) The Company shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors.

                  (d) A petition or answer shall be filed proposing the adjudication of the Company as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction, and the Company shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof.

                  (e) The Company shall be in material breach of its obligations to Shareholders under the Registration Rights Agreement and such breach shall not have been cured within 20 days after receipt by the Company from Shareholders of a written notice specifying such breach and requiring it to be remedied, and the Company shall not in good faith be contesting whether such breach has occurred.

                  (f) If the Company shall, in breach of its obligations under this Agreement, fail to nominate for election to the Board of Directors any Shareholder Designee who satisfies the requirements for designation to the Board of Directors set forth in Sections 3.1(d).




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                                    ARTICLE 3

                         Board Representation and Voting

                  SECTION 3.1. Board Representation. (a) As of the Second Closing Date and until the earlier to occur of the sixth anniversary of the Second Closing Date and the date on which Shareholders own, collectively, less than 20% of the Shares (the "Shareholder Designee Period"), the Board of Directors shall consist of no more than twelve (12) directors; provided, however, that if Mr. O'Leary ceases to serve as a director, the Board of Directors shall thereafter consist of no more than eleven (11) directors during the Shareholder Designee Period.

                  For so long as Shareholders are entitled to at least two Shareholder Designees under this Agreement, Shareholders shall be entitled to have one Shareholder Designee serve on each committee of the Board of Directors other than any committee formed for the purpose of considering matters relating to the Shareholders and as set forth below with respect to the Nominating Committee.

                  (b) On the Second Closing Date, the Company will cause David Kaplan and one additional person as designated by Shareholders or, subject to
Section 3.1(d), such other substitute persons as may be designated by Shareholders, to be elected to the Board of Directors. At all times during the Shareholder Designee Period, the Company agrees, subject to Section 3.1(d), to support the nomination of, and the Company's Nominating Committee (as defined herein) shall recommend to the Board of Directors the inclusion in the slate of nominees recommended by the Board of Directors to shareholders for election as directors at each annual meeting of shareholders of the Company: (i) no more than two persons who are executive officers of the Company


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
("Management Directors"), (ii) (A) four Shareholder Designees, so long as Shareholders beneficially own 75% or more of the Shares, (B) three Shareholder Designees, so long as Shareholders beneficially own 50% or more but less than 75% of the Shares, (C) two Shareholder Designees, so long as Shareholders beneficially own 25% or more but less than 50% of the Shares and (D) one Shareholder Designee, so long as Shareholders beneficially own 20% or more but less than 25% of the Shares (each a "Beneficial Ownership Threshold"), provided that if at any time as a result of the Company's issuance of Voting Securities Shareholders beneficially own 9% or less of the Actual Voting Power (the "Actual Voting Power Threshold"), Shareholders shall be entitled to no more than one Shareholder Designee, and (iii) such other persons, each of whom is (A) recommended by the Nominating Committee and (B) not an employee or officer of or outside counsel to the Company or a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of any Shareholder or any affiliate of a Shareholder or as to which the Shareholders or their affiliates own at lest ten percent of the voting equity securities ("Unaffiliated Directors"). If any vacancy (whether by death, retirement, disqualification, removal from office or other cause, or by increase in number of directors) occurs prior to a meeting of the Company's stockholders, the Board
(i) may appoint a member of management to fill a vacancy caused by a Management Director ceasing to serve as a director, (ii) shall appoint, subject to Section 3.1(d), a person designated by the Shareholders to fill a vacancy created by a Shareholder Designee ceasing to serve as a director (except as a result of the reduction of the number of Shareholder Designees entitled to be included on the Board of Directors by reason of a decrease in Shareholders' beneficial ownership of Common Stock below any Beneficial Ownership Threshold or Voting Securities below the Actual Voting Power Threshold), and (iii) may appoint a person who qualifies as an Unaffiliated Director and is


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recommended by the Nominating Committee pursuant to the procedures set forth in the following paragraph to fill a vacancy created by an Unaffiliated Director ceasing to serve as a director (provided that in the case of a vacancy relating to an Unaffiliated Director, if a majority of the Nominating Committee is unable to recommend a replacement, then the Board seat with respect to this vacancy shall remain vacant), and each such person shall be a Management Designee, Shareholder Designee or Unaffiliated Director, as the case may be, for purposes of this Agreement.

                  At all times during the Shareholder Designee Period, Unaffiliated Directors shall be designated exclusively by a majority of a nominating committee (the "Nominating Committee"), which shall at all times during the Shareholder Designee Period consist of not more than four persons, two of whom shall be Shareholder Designees (or such lesser number of Shareholder Designees as then serves on the Board of Directors) and two of whom shall be either Management Directors or Unaffiliated Directors. If the Nominating Committee is unable to recommend one or more persons to serve as Unaffiliated Directors (except with respect to any vacancy created by an Unaffiliated Director ceasing to serve as such), then the Board of Directors shall nominate and recommend for election by stockholders an Unaffiliated Director then serving on the Board of Directors. Notwithstanding the foregoing, if the Shareholders beneficially own less than 50% of the Shares, the Nominating Committee shall be comprised of individuals only one of whom is a Shareholder Designee.

                  The foregoing provisions shall be effected pursuant to an amendment to the Company's Bylaws in a form reasonably acceptable to the parties to this Agreement, which shall not be further amended by the Board of Directors during the Shareholder Designee Period.

                  Notwithstanding the foregoing, the Company shall have no obligation to support the nomination, recommendation or election of any Shareholder Designee pursuant to this Section 3.1(b) or any other obligation under this Section 3.1 if Shareholders are in breach of any material provision of this Agreement.

                  (c) Upon any decrease in Shareholders' beneficial ownership of Common Stock below any Beneficial Ownership Threshold or Voting Securities below the Actual Voting Power Threshold, Shareholders shall cause a number of Shareholder Designees to offer to immediately resign from the Company's Board of Directors such that the number of Shareholder Designees serving on the Board of Directors immediately thereafter will be equal to the number of Shareholder Designees which Shareholders would then be entitled to designate under Section 3.1(b). Upon termination of the Shareholder Designee Period, Shareholders shall promptly offer to cause all of the Shareholder Designees to resign from the Board of Directors and any committees thereof and the Company's obligations under this Section 3.1 shall terminate.

                  (d) Notwithstanding the provisions of this Section 3.1, Shareholder shall not be entitled to designate any person to the Company's Board of Directors (or any committee thereof) in the event that the Company receives a written opinion of its outside counsel that a Shareholder Designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to a Shareholder Designee because such Shareholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the Shareholder shall withdraw the designation of such proposed Shareholder Designee and designate a replacement therefor (which replacement Shareholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Shareholder of any objection to a Shareholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Shareholder to propose a replacement Shareholder Designee in accordance with the terms of this Agreement.

                  (e) Each Shareholder Designee serving on the Board of Directors shall be entitled to all compensation and stock incentives granted to directors who are not employees of the Company on the same terms provided to such directors.

                  SECTION 3.2. Voting. (a) Each Shareholder agrees that during the Standstill Period such Shareholder shall, and shall cause its Affiliates and any Person which is a member of any Group of which such Shareholder or any of its Affiliates is a member to, be present, in person or represented by proxy, at all meetings of shareholders of the Company so that all Voting Securities beneficially owned by such Shareholder shall be counted for the purpose of determining the presence of a quorum at such meetings. Each Shareholder agrees that during the Standstill Period:

                           (i) In connection with the election of directors of the Company, such Shareholder shall vote or cause to be voted all Voting Securities beneficially owned by such Shareholder to elect those individuals nominated in accordance with the provisions of Section 3.1.

                           (ii) In connection with any proposal for a Reorganization Transaction, such Shareholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by such Shareholder in the manner recommended by a majority of the entire Board of Directors.

                           (iii) In connection with other proposals submitted to shareholders of the Company, such Shareholder shall be free to vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by such Shareholder in its discretion.

                  SECTION 3.3. Notices of Dispositions of Voting Securities. Not later than the tenth day following the end of any calendar month during the Standstill Period in which one or more Dispositions of Voting Securities by a Shareholder or any of its Affiliates shall have occurred, such Shareholder shall use its reasonable best efforts to give written notice to the Company of all such Dispositions (in the case of Dispositions by Affiliates, to the extent it has knowledge) unless any such Disposition has been reflected in a public filing that was delivered to the Company on or in advance of the date upon which notice thereof under this Section 3.3 would have been due. Such notice shall state the date upon which each such Disposition was effected, the number and type of Voting Securities involved in each such Disposition, the means by which each such Disposition was effected and, to the extent known, the identity of the Person acquiring Voting Securities.

                                    ARTICLE 4

                              Transfer Restrictions

                  SECTION 4.1. Restrictions on Dispositions. During the Standstill Period, each Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly (including, without limitation, through the disposition or transfer of control of another Person), sell, assign, donate, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities (a "Disposition"), except as set forth below in this Section 4.1. Without limiting the generality of the foregoing, any sale of securities held by any Shareholder or any of its Affiliates which is currently (or following the passage of time, the occurrence of any event or the giving of notice), directly or indirectly, exchangeable or exercisable for, or convertible into, any Voting Securities shall constitute a Disposition of such Voting Securities.

                  Dispositions may be effected by a Shareholder during the Standstill Period as follows:

                  (a) No Dispositions of any nature may be made prior to the second anniversary of the Second Closing Date except pursuant to Section 4.1(e) or 4.1(f).

                  (b) After the second anniversary of the Second Closing Date, Dispositions of Voting Securities may be made at any time in compliance with the Registration Rights Agreement.

                  (c) After the second anniversary of the Second Closing Date, Dispositions of Voting Securities may be made pursuant to sales effected in accordance with Rule 144 under the Securities Act (a "Rule 144 Sale"); provided that such Dispositions shall not be made to any Person who or which would immediately thereafter, to the knowledge of such Shareholder, any of its Affiliates, or such Shareholder's broker, beneficially own Voting Securities representing 9% or more of the Total Voting Power (and such Person shall have provided a certificate to such effect).

                  (d) After the second anniversary of the Second Closing Date, Dispositions may be made to any Person (other than pursuant to a Reorganization Transaction) that would, following such sale, beneficially own no more than 9% of the Total Voting Power (and such Person shall have provided a certificate to such effect).

                  (e) Dispositions may be made pursuant to a merger transaction or a tender offer for all of the outstanding shares of Common Stock which is recommended to the shareholders of the Company generally by at least a majority of the entire Board of Directors, on the terms and conditions of such transaction available to all other holders of shares of Common Stock.

                  (f) Dispositions may be made by a Shareholder to (i) any other Shareholder or (ii) any Affiliate of any Shareholder that executes an instrument in form and substance satisfactory to the Company in which it makes the representations and warranties set forth in Section 1.3(b) as of the date of the execution of such instrument and agrees to be bound by the terms of this Agreement as if an original signatory to this Agreement (such transferee, a "Related Transferee"), in which case such Related Transferee shall thereafter be a "Shareholder" for all purposes of this Agreement.

                  (g) With respect to Voting Securities which are, by their terms, convertible into or exercisable or exchangeable for other Voting Securities such conversion, exercise or exchange shall not be deemed a Disposition.

                  (h) Each Shareholder agrees that during the Standstill Period, without the consent of the managing underwriter(s) in an underwritten offering in respect of the Company's Voting Securities, it will not effect any sale or distribution of Voting Securities (other than in connection with such Shareholder's own registration pursuant to paragraph (b) of this Section 4.1), including a Rule 144 Sale, during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering, or any shorter period as may apply to the Company and its affiliates.

                                    ARTICLE 5

                                  Miscellaneous

                  SECTION 5.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

                  (a) If to the Company, to:

                      Allied Waste Industries, Inc.
                      7701 East Camelback Road, Suite 375
                      Scottsdale, Arizona  85251
                      Attn:  Roger A. Ramsey
                      Fax:  (602) 481-9347
                      with copies to:

                      Porter & Hedges, L.L.P.
                      700 Louisiana Street, Suite 3500
                      Houston, Texas 77002
                      Attn:  Robert G. Reedy
                      Fax:  (713) 228-1331

                      and to:

                      Fried, Frank, Harris, Shriver & Jacobson
                      One New York Plaza
                      New York, New York  10004
                      Attn:  Arthur Fleischer, Jr.
                      Fax:  (212) 859-4000

or to such other person or address as the Company shall furnish to Shareholders in writing;

                  (b)  If to Shareholders, to:

                       Apollo Management, L.P.
                       1999 Avenue of the Stars, Suite 1900
                       Los Angeles, CA  90067
                       Attn:  David Kaplan
                       Fax:  (310) 201-4198

                       with a copy to:

                       Milbank, Tweed, Hadley & McCloy
                       601 South Figueroa Street, 30th Floor
                       Los Angeles, CA  90017
                       Attn:  Kenneth J. Baronsky, Esq.
                       Fax:  (213) 629-5063

                       and:

                       The Blackstone Group
                       345 Park Avenue
                       New York, NY  10154
                       Attn:  Howard A. Lipson
                       Fax:  (212) 754-8716

                       with a copy to:

                       Simpson Thacher & Bartlett
                       425 Lexington Avenue
                       New York, NY  10017
                       Attn:  Wilson S. Neely, Esq.
                       Fax:  (212) 455-2502

or to such other person or address as Shareholders shall furnish to the Company in writing.

                  All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

                  SECTION 5.2. Legends. (a) If requested in writing by the Company, a Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Shareholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon so long as such legend is required under applicable securities laws:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS."

                  (b) Each Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Shareholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon during the Standstill Period as long as such Voting Securities are beneficially owned by any Shareholder or an Affiliate of any Shareholder:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT,

                  DATED AS OF APRIL 21, 1997, BETWEEN ALLIED WASTE INDUSTRIES, INC. ("ALLIED") AND CERTAIN SHAREHOLDERS OF ALLIED NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF ALLIED"

                  (c) The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against any Disposition not in compliance with the provisions of this Agreement.

                  SECTION 5.3. Enforcement. Shareholders, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, each party hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms of this Agreement, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

                  SECTION 5.4. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby; provided that the Original Shareholders Agreement shall remain in full force and effect until the closing of the purchase of the Laidlaw Block pursuant to the Laidlaw Purchase Agreement and the representations and warranties of the parties set forth in Sections 1.2 and 1.3 of the Original Agreement shall survive and shall be deemed to be not amended or otherwise affected by this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the Company shall be made only with the prior approval of a majority of the directors of the Company other than Shareholder Designees.

                  SECTION 5.5. Severability. Whenever possible, each provision or portion of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

                  SECTION 5.6. Headings. Descriptive headings contained in the Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

                  SECTION 5.7. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

                  SECTION 5.8. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  SECTION 5.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and Shareholders, and to their respective successors and assigns other than, in the case of Shareholders, transferees that are not Related Transferees, including any successors to the Company or Shareholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act; provided that no party may assign this Agreement without the other party's prior written consent, except by the Shareholders to a Shareholder or a Related Transferee as expressly provided in this Agreement (and that nothing herein restricts the transfer of any of the rights of Shareholders under the Registration Rights Agreement in accordance the terms of the Registration Rights Agreement).

                  SECTION 5.10. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

                  SECTION 5.11. Further Assurances. From time to time on and after the date of this Agreement, the Company and Shareholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

                  SECTION 5.12. Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of Delaware, and, by execution and delivery of this Agreement, the Company and Shareholders each irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Shareholders at their respective addresses referred to in this Agreement. The Company and Shareholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

                  SECTION 5.13. Shareholder Action. The Company shall be entitled to rely upon any written notice, designation, or instruction signed by Apollo Capital Management II, Inc. and BCP (the "Representatives") as a notice, designation or instruction of all Shareholders and the Company shall not be liable to any Shareholder if the Company acts in accordance with and relies upon such writing. In that regard, each of the Shareholders acknowledges that the Representatives have full power and authority to act on their behalf.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                             ALLIED WASTE INDUSTRIES, INC.


                             By: /s/ Thomas H. Van Weelden
                                 -------------------------------------------
                             Title:  President

                             APOLLO INVESTMENT FUND III, L.P.
                             APOLLO OVERSEAS PARTNERS III, L.P.
                             APOLLO (U.K.) PARTNERS III, L.P.

                             By:  Apollo Advisors II, L.P.
                             By:  Apollo Capital Management II, Inc.


                             By: /s/ David Kaplan
                                 -------------------------------------------
                             Title:  V.P.


                             BLACKSTONE CAPITAL PARTNERS II
                                 MERCHANT BANKING FUND L.P.
                             BLACKSTONE OFFSHORE CAPITAL
                                 PARTNERS II L.P.
                             BLACKSTONE FAMILY INVESTMENT
                                 PARTNERSHIP II L.P.

                             By:  Blackstone Management Associates II L.L.C.


                             By: /s/ Howard A. Lipson
                                 -------------------------------------------
                             Title:  Senior Managing Director